The Transfer Agency and Service Agreement between T. Rowe Price
Services, Inc. and T. Rowe Price Funds, dated January 1, 1997.







          PAGE 1
                        TRANSFER AGENCY AND SERVICE AGREEMENT

                                       between

                             T. ROWE PRICE SERVICES, INC.

                                         and

                     EACH OF THE PARTIES INDICATED ON APPENDIX A
























































          PAGE 2
                                  TABLE OF CONTENTS

                                                                  Page

          Article A Terms of Appointment  . . . . . . . . . . . .   2
          Article B Duties of Price Services  . . . . . . . . . .   3

                    1.   Receipt of Orders/Payments . . . . . . .   3
                    2.   Redemptions  . . . . . . . . . . . . . .   4
                    3.   Transfers  . . . . . . . . . . . . . . .   6
                    4.   Confirmations  . . . . . . . . . . . . .   6
                    5.   Returned Checks and ACH Debits . . . . .   6
                    6.   Redemption of Shares under Ten Day Hold    7
                    7.   Dividends, Distributions and Other
                         Corporate Actions  . . . . . . . . . . .   9
                    8.   Unclaimed Payments and Certificates  . .   9
                    9.   Books and Records  . . . . . . . . . . .  10
                    10.  Authorized Issued and Outstanding Shares  11
                    11.  Tax Information  . . . . . . . . . . . .  12
                    12.  Information to be Furnished to the Fund   12
                    13.  Correspondence . . . . . . . . . . . . .  12
                    14.  Lost or Stolen Securities  . . . . . . .  13
                    15.  Telephone Services . . . . . . . . . . .  13
                    16.  Collection of Shareholder Fees . . . . .  13
                    17.  Form N-SAR . . . . . . . . . . . . . . .  13
                    18.  Cooperation With Accountants . . . . . .  14
                    19.  Blue Sky . . . . . . . . . . . . . . . .  14
                    20.  Other Services . . . . . . . . . . . . .  14
                    21.  Fees and Out-of-Pocket Expenses  . . . .  14
          Article C Representations and Warranties of the Price
                    Services  . . . . . . . . . . . . . . . . . .  16

          Article D Representations and Warranties of the Fund  .  17

          Article E Standard of Care/Indemnification  . . . . . .  17

          Article F Dual Interests  . . . . . . . . . . . . . . .  19

          Article G Documentation . . . . . . . . . . . . . . . .  19

          Article H References to Price Services  . . . . . . . .  21

          Article I Compliance with Governmental Rules and
                    Regulations . . . . . . . . . . . . . . . . .  21

          Article J Ownership of Software and Related Material  .  21

          Article K Quality Service Standards . . . . . . . . . .  22

          Article L As of Transactions  . . . . . . . . . . . . .  22

          Article M Term and Termination of Agreement . . . . . .  25

          Article N Notice  . . . . . . . . . . . . . . . . . . .  25

          Article O Assignment  . . . . . . . . . . . . . . . . .  25

          Article P Amendment/Interpretive Provisions . . . . . .  25

          Article Q Further Assurances  . . . . . . . . . . . . .  26

          Article R Maryland Law to Apply . . . . . . . . . . . .  26

          Article S Merger of Agreement . . . . . . . . . . . . .  26

          Article T Counterparts  . . . . . . . . . . . . . . . .  26

          Article U The Parties . . . . . . . . . . . . . . . . .  26

          Article V Directors, Trustees, Shareholders and
                    Massachusetts Business Trust  . . . . . . . .  27

          Article W Captions  . . . . . . . . . . . . . . . . . .  27

                        TRANSFER AGENCY AND SERVICE AGREEMENT

               AGREEMENT  made as of the first day of January, 1997, by and between  T. ROWE  PRICE SERVICES,  INC.,  a Maryland  corporation having its  principal office  and place of  business at  100 East

          Pratt Street,  Baltimore, Maryland 21202  ("Price Services"), and

          EACH FUND WHICH IS  LISTED ON APPENDIX A (as such Appendix may be amended from time  to time) and which evidences  its agreement to be  bound hereby by executing a copy of this Agreement (each such

          Fund  individually hereinafter referred  to as "the  Fund", whose definition may be found in Article U);

               WHEREAS,  the Fund desires to  appoint Price Services as its transfer agent, dividend disbursing agent and agent in connection with  certain other  activities, and  Price  Services desires  to accept such appointment;

               WHEREAS,  Price Services  represents that  it is  registered with the Securities  and Exchange Commission as  a Transfer Agent

          under Section  17A of the  Securities Exchange Act of  1934 ("'34

          Act") and will notify each  Fund promptly if such registration is revoked  or if any proceeding is  commenced before the Securities and Exchange Commission which may lead to such revocation;

               WHEREAS,  Price  Services  has the  capability  of providing shareholder services on behalf of the Funds for the accounts of shareholders in the Funds, including banks and brokers on behalf of underlying clients;

               WHEREAS, certain of  the Funds are named  investment options under  various tax-sheltered retirement  plans including, but not limited  to,  individual retirement  accounts,  Sep-IRA s, SIMPLE plans,  deferred  compensation plans,  403(b)  plans, and  profit sharing,  thrift,  and  money purchase  pension  plans  for self-

          employed   individuals   and    professional   partnerships   and

          corporations, (collectively referred to as "Retirement Plans");

               WHEREAS, Price Services also has the capability of providing special services,  on behalf  of the Funds,  for the  accounts of shareholders participating in these Retirement Plans ("Retirement

          Accounts").

               WHEREAS, Price  Services may subcontract or jointly contract with other parties, on behalf of the  Funds to perform certain of the functions and services described herein including services to

          Retirement Plans and Retirement Accounts;

               WHEREAS, Price  Services may also  enter into, on  behalf of the  Funds,  certain  banking  relationships  to  perform various banking services including,  but not limited to,  check deposits,

          check  disbursements,   automated  clearing   house  transactions

          ("ACH") and wire transfers.

               NOW,  THEREFORE, in  consideration of  the mutual  covenants herein contained, the parties hereto agree as follows:

          A.   Terms of Appointment

               Subject  to  the  terms and  conditions  set  forth  in this

          Agreement, the Fund hereby employs and appoints Price Services to act, and  Price Services  agrees to act,  as the  Fund's transfer agent,  dividend disbursing agent  and agent in  connection with:

          (1) the Fund's  authorized and issued shares of  its common stock or shares of beneficial interest (all such stock and shares to be referred to as "Shares"); (2) any dividend reinvestment  or other

          services    provided   to   the    shareholders   of   the   Fund

          ("Shareholders"),  including,  without limitation,  any  periodic investment plan or  periodic withdrawal program; and  (3) certain

          Retirement Plan and  Retirement Accounts  as agreed  upon by  the parties.

               The  parties to the  Agreement hereby acknowledge  that from time to time, Price  Services and T. Rowe Price Trust Company may enter  into contracts ("Other  Contracts") with  employee benefit plans and/or  their sponsors for  the provision  of certain  plan participant services to Retirement Plans and Retirement Accounts.

           Compensation paid to  Price Services pursuant to  this Agreement is with  respect to  the services described  herein and  not with respect to services provided under Other Contracts.

          B.  Duties of Price Services

               Price Services  agrees that  it will  perform the  following services:

               1.   Receipt of Orders/Payments

                    Receive   for  acceptance,   orders/payments  for   the

               purchase  of  Shares   and  promptly  deliver   payment  and

               appropriate   documentation   thereof  to   the   authorized

               custodian of the  Fund (the "Custodian").   Upon receipt  of

               any check  or other  instrument drawn or  endorsed to  it as agent for,  or identified as  being for the account  of, the

               Fund, Price Services will process the order as follows:

               o    Examine the check to determine if the check conforms to

                    the  Funds'  acceptance procedures  (including  certain

                    third-party check  procedures).  If the check conforms,

                    Price Services will  endorse the check and  include the

                    date of receipt, will process the same for payment, and

                    deposit  the  net  amount to  the  parties  agreed upon

                    designated  bank account prior  to such deposit  in the

                    Custodial account,  and will  notify the  Fund and  the

                    Custodian,   respectively,  of   such  deposits   (such

                    notification to be given on  a daily basis of the total

                    amount  deposited to  said  accounts  during the  prior

                    business day);

               o    Subject to guidelines mutually agreed upon by the Funds

                    and Price Services, excess  balances, if any, resulting

                    from  deposit in these designated bank accounts will be

                    invested  and  the  income therefrom  will  be  used to

                    offset fees  which would  otherwise be  charged to  the

                    Funds under this Agreement;

               o    Ensure that any documentation received from Shareholder

                    is in "good order" and all appropriate documentation is

                    received to establish an account.

               o    Open  a new  account,  if  necessary,  and  credit  the

                    account of the investor with the number of Shares to be

                    purchased according to  the price of the  Fund's Shares

                    in effect for purchases made  on that date,  subject to

                    any instructions which the Fund may have given to Price

                    Services  with  respect  to acceptance  of  orders  for

                    Shares;

               o    Maintain  a record of  all unpaid purchases  and report

                    such information to the Fund daily;

               o    Process  periodic  payment  orders,  as  authorized  by

                    investors, in  accordance with  the payment  procedures

                    mutually agreed upon by both parties;

               o    Receive monies from Retirement  Plans and determine the

                    proper  allocation of  such  monies  to the  Retirement

                    Accounts   based   upon  instructions   received   from

                    Retirement

                    Plan  participants  or Retirement  Plan  administrators

                    ("Administrators");

               o    Process orders  received from  recordkeepers and  banks

                    and  brokers for  omnibus accounts  in accordance  with

                    internal   policies  and   procedures  established   in

                    executed   agency  agreements   and  other   agreements

                    negotiated with banks and brokers; and

               o    Process telephone  orders for purchases  of Fund shares

                    from the Shareholder's  bank account (via wire  or ACH)

                    to  the  Fund  in accordance  with  procedures mutually

                    agreed upon by both parties.

                    Upon  receipt of funds through the Federal Reserve Wire

          System that  are designated for purchases in  Funds which declare dividends at 12:00 p.m. (or such time as set forth in  the Fund's current  prospectus),  Price  Services shall promptly  notify the

          Fund and the Custodian of such deposit.

               2.   Redemptions

                    Receive for  acceptance redemption  requests, including

               telephone   redemptions    and   requests    received   from



















               Administrators for distributions to participants or their designated beneficiaries or for payment of fees due the

               Administrator  or   such  other   person,  including   Price

               Services, and deliver the  appropriate documentation thereof

               to  the Custodian.   Price Services shall  receive and stamp

               with the  date of receipt,  all requests for  redemptions of

               Shares  (including  all  certificates delivered  to  it  for redemption) and  shall process  said redemption  requests as follows, subject to the provisions of Section 6 hereof:

               o    Examine  the  redemption   request  and,  for   written

                    redemptions, the supporting documentation, to determine

                    that the  request is in good order and all requirements

                    have been met;

               o    Notify the Fund  on the next business day  of the total

                    number  of Shares  presented and  covered  by all  such

                    requests;

               o    For those Funds that impose redemption  fees, calculate

                    the  fee owed on the redemption  in accordance with the

                    guidelines  established  between  the  Fund  and  Price

                    Services;

               o    As set  forth in the prospectus of the Fund, and in any

                    event, on or  prior to the  seventh (7th) calendar  day



















                    succeeding  any  such  request  for  redemption,  Price

                    Services shall, from funds available in the accounts maintained by Price Services as agent for the Funds,

                    pay the applicable redemption price in accordance  with

                    the  current prospectus of  the Fund, to  the investor,

                    participant, beneficiary,  Administrator or  such other

                    person, as the case may be;

               o    Instruct  custodian to  wire redemption  proceeds to  a

                    designated  bank account of Price Services.  Subject to

                    guidelines  mutually agreed upon by the Funds and Price

                    Services,  excess  balances,  if  any,  resulting  from

                    deposit in these bank accounts will be invested and the

                    income  therefrom will  be used  to  offset fees  which

                    would  otherwise be  charged to  the  Funds under  this

                    Agreement;

               o    If any request for redemption does not comply with  the

                    Fund's  requirements,  Price  Services  shall  promptly

                    notify the  investor of  such fact,  together with  the

                    reason therefore, and  shall effect such  redemption at

                    the  price in  effect at  the  time of  receipt of  all

                    appropriate documents;

               o    Make  such  withholdings  as   may  be  required  under



















                    applicable Federal tax laws;

               o    In the  event redemption  proceeds for  the payment  of

                    fees  are to be wired  through the Federal Reserve Wire

                    System or by bank wire, Price Services shall cause such

                    proceeds  to be  wired  in Federal  funds  to the  bank

                    account designated by Shareholder; and

               o    Process periodic redemption orders as authorized by the

                    investor  in accordance  with  the periodic  withdrawal

                    procedures for Systematic  Withdrawal Plan ("SWP")  and

                    systematic ACH redemptions mutually agreed upon by both

                    parties.

                    Procedures and requirements for effecting and accepting

               redemption orders from  investors by telephone, Tele*Access,

               computer,  or written  instructions shall be  established by

               mutual  agreement   between  Price  Services  and  the  Fund

               consistent with the Fund's current prospectus.

               3.   Transfers

                    Effect  transfers  of Shares  by the  registered owners

               thereof  upon   receipt  of  appropriate   instructions  and

               documentation and examine such instructions for  conformance

               with appropriate  procedures  and  requirements.    In  this

               regard, Price Services, upon receipt of a proper request for transfer, including any transfer  involving the surrender of certificates  of Shares, is  authorized to transfer,  on the records of the

               Fund,  Shares  of   the  Fund,  including  cancellation   of

               surrendered certificates, if any, to credit a like amount of

               Shares to the transferee.

               4.   Confirmations

                    Mail all  confirmations and other  enclosures requested

               by  the  Fund  to  the  shareholder,  and  in  the  case  of

               Retirement  Accounts,  to  the  Administrators,  as  may  be

               required by the Funds or by applicable Federal or state law.

               5.   Returned Checks and ACH Debits

                    In order  to minimize the risk  of loss to the  Fund by

               reason  of any check  being returned unpaid,  Price Services will promptly identify  and follow-up  on any  check or  ACH

               debit returned unpaid.   For items returned,  Price Services

               may telephone  the investor  and/or redeposit  the check  or debit  for  collection  or cancel  the  purchase,  as deemed

               appropriate.   Price Services  and the Funds  will establish

               procedures for  the collection of  money owed the  Fund from investors  who  have  caused losses  due  to  these returned items.

               6.   Redemption of Shares under Ten Day Hold

               o    Uncollected Funds



















                    Shares   purchased    by   personal,    corporate,   or

                    governmental  check,  or  by  ACH  will  be  considered

                    uncollected until the
                    tenth calendar  date following  the trade  date of  the

                    trade ("Uncollected Funds");

               o    Good Funds

                    Shares purchased by treasurer's, cashier, certified, or

                    official  check, or by wire transfer will be considered

                    collected   immediately   ("Good   Funds").      Absent

                    information to  the contrary  (i.e., notification  from

                    the  payee  institution),  Uncollected  Funds  will  be

                    considered   Good  Funds  on  the  tenth  calendar  day

                    following trade date.

               o    Redemption of Uncollected Funds

                    o    Shareholders   making   telephone   requests   for

                         redemption  of shares  purchased with  Uncollected

                         Funds will be given two options:

                         1.   The Shareholder will be permitted to exchange

                         to a money market fund to preserve principal until

                         the payment is deemed Good Funds;

                         2.   The redemption can be processed utilizing the

                         same procedures for  written redemptions described



















                         below.

                    o    If a written redemption request is made for shares

                         where any portion  of the payment for  said shares

                         is in  Uncollected Funds,  and the  request is  in

                         good order,  Price Services  will promptly  obtain

                         the
                         information relative to  the payment necessary  to

                         determine  when the  payment  becomes Good  Funds.

                         The  redemption will  be  processed in  accordance

                         with  normal procedures, and  the proceeds will be

                         held until  confirmation that the  payment is Good

                         Funds.   On the  seventh (7th) calendar  day after

                         trade date, and each  day thereafter until  either

                         confirmation  is  received  or  the  tenth  (10th)

                         calendar day, Price Services  will call the paying

                         institution to request confirmation that the check

                         or ACH  in question has  been paid.  On  the tenth

                         calendar day  after  trade  date,  the  redemption

                         proceeds will be  released, regardless of  whether

                         confirmation has been received.

               o    Checkwriting Redemptions.

                    o    Daily,  all checkwriting  redemptions $10,000  and



















                         over reported as Uncollected Funds or insufficient

                         funds  will be reviewed.  An  attempt will be made

                         to  contact the shareholder to make good the funds

                         (through wire, exchange,  transfer).  Generally by

                         12:00  p.m. the  same day,  if the matter  has not

                         been  resolved,  the  redemption  request will  be

                         rejectedand the check returned to the Shareholder.

                    o    All   checkwriting   redemptions   under   $10,000

                         reported as Uncollected or insufficient funds will

                         be   rejected  and  the   check  returned  to  the

                         Shareholder.   The Funds and Services may agree to

                         contact  shareholders   presenting  checks   under

                         $10,000   reported  as   insufficient  to   obtain

                         alternative instructions for payment.

               o    Confirmations of Available Funds

                    The Fund expects that situations may develop whereby it

                    would be  beneficial to determine  if a person  who has

                    placed an order for Shares has sufficient funds  in his

                    or her checking  account to cover  the payment for  the

                    Shares purchased.   When this situation occurs,   Price

                    Services may call the bank in question and request that

                    it  confirm that sufficient funds to cover the purchase



















                    are  currently  credited  to the  account  in question.

                    Price Services will maintain written documentation or a

                    recording  of each telephone  call which is  made under

                    the  procedures  outlined  above.   None  of  the above

                    procedures shall preclude Price Services from inquiring

                    as to the status of any check received by it in payment

                    for  the Fund's  Shares  as  Price  Services  may  deem

                    appropriate or necessary  to protect both the  Fund and

                    Price Services. If
                    a conflict arises between Section 2 and this Section 6,

                    Section 6 will govern.

               7.   Dividends, Distributions and Other Corporate Actions

               o    The Fund  will promptly  inform Price  Services of  the

                    declaration of any dividend,  distribution, stock split

                    or any other distributions of a similar kind on account

                    of its Capital Stock.

               o    Price  Services shall act  as Dividend Disbursing Agent

                    for  the Fund,  and  as such,  shall  prepare and  make

                    income  and capital  gain payments  to  investors.   As

                    Dividend Disbursing  Agent, Price  Services will on  or

                    before  the  payment  date  of  any  such  dividend  or

                    distribution,  notify  the Custodian  of  the estimated



















                    amount required to pay any  portion of said dividend or

                    distribution which  is payable  in cash,  and the  Fund

                    agrees that  on  or  about the  payment  date  of  such

                    distribution, it shall  instruct the Custodian to  make

                    available  to Price Services  sufficient funds  for the

                    cash amount to be paid out.  If an investor is entitled

                    to  receive additional  Shares by  virtue  of any  such

                    distribution or  dividend, appropriate credits  will be

                    made to his or her account.

               8.   Unclaimed Payments and Certificates

                    In  accordance  with  procedures agreed  upon  by  both

               parties, report abandoned property to  appropriate state and governmental authorities of the Fund.  Price Services shall,

               90 days prior to the annual  reporting of abandoned property to  each of the  states, make reasonable  attempts to locate

               Shareholders for which (a) checks or share certificates have been  returned; (b) for which accounts have aged outstanding checks; or (c) accounts with  unissued shares that have been coded with stop mail and meet the dormancy period guidelines

               specified  in the individual states.    Price Services shall

               make reasonable  attempts to contact  shareholders for those accounts  which have significant aged outstanding checks and those checks meet a specified dollar threshold.

               9.   Books and Records

                    Maintain   records  showing   for  each   Shareholder's

               account,  Retirement Plan or Retirement Account, as the case may be, the following:

                    o    Names, address and tax identification number;

                    o    Number of Shares held;

                    o    Certain  historical   information  regarding   the

                         account of  each Shareholder,  including dividends

                         and distributions distributed  in cash or invested

                         in Shares;

                    o    Pertinent information regarding  the establishment

                         and maintenance of Retirement Plans and Retirement

                         Accounts  necessary  to properly  administer  each

                         account;

                    o    Information   with  respect   to  the   source  of

                         dividends and distributions allocated among income

                         (taxable and  nontaxable income),  realized short-

                         term gains and realized long-term gains;

                    o    Any stop  or restraining  order  placed against  a

                         Shareholder's account;

                    o    Information  with   respect  to   withholdings  on

                         domestic and foreign accounts;

                    o    Any instructions from a Shareholder including, all

                         forms  furnished by  the Fund  and  executed by  a

                         Shareholder  with  respect  to  (i)  dividend   or

                         distribution  elections,  and  (ii) elections with

                         respect to  payment options in connection with the

                         redemption of Shares;

                    o    Any   correspondence  relating   to  the   current

                         maintenance of a Shareholder's account;

                    o    Certificate  numbers  and  denominations  for  any

                         Shareholder holding certificates;

                    o    Any  information  required  in   order  for  Price

                         Services to perform  the calculations contemplated

                         under this Agreement.

                    Price  Services  shall   maintain  files  and   furnish

               statistical  and other  information as  required under  this

               Agreement and  as may be  agreed upon from  time to  time by both parties or  required by applicable law.  However, Price

               Services  reserves the right  to delete,  change or  add any

               information   to  the   files   maintained;  provided   such

               deletions,  changes or additions do not contravene the terms of  this Agreement or  applicable law and  do not materially reduce  the level of  services described in  this Agreement.

               Price  Services shall  also use its  best efforts  to obtain additional  statistical and other  information as  each Fund may reasonably request for additional fees as may  be agreed to by both parties.

                    Any  such  records  maintained pursuant  to  Rule 31a-1

               under the Investment Company Act of 1940 ("the Act") will be preserved for the periods and maintained in a manner
               prescribed in  Rule 31a-2 thereunder.   Disposition  of such

               records after such  prescribed periods shall be  as mutually

               agreed upon by  the Fund and Price Services.   The retention

               of  such records,  which may  be  inspected by  the Fund  at

               reasonable times, shall be at the expense of the Fund.   All

               records  maintained by Price Services in connection with the performance of its  duties under this Agreement  will remain the property of the Fund and, in the event of termination of this Agreement, will be delivered to the Fund as of the date of  termination or  at such  other time  as may  be mutually agreed upon.

                    All books, records, information and data pertaining  to

               the  business of  the  other party  which  are exchanged  or received pursuant to the negotiation or  the carrying out of this Agreement shall  remain confidential, and shall  not be voluntarily  disclosed to  any  other  person, except  after prior  notification to  and  approval  by  the  other  party hereto,  which approval shall  not be  unreasonably withheld and may not be withheld where Price Services or the Fund may be exposed  to civil  or criminal  contempt proceedings  for

               failure   to  comply;   when  requested   to   divulge  such

               information by duly constituted governmental authorities; or

               after so requested by the other party hereto.

               10.  Authorized Issued and Outstanding Shares

                    Record the issuance of Shares of the Fund and maintain,

               pursuant to Rule 17Ad-10(e) of the  '34 Act, a record of the total  number of  Shares of  the Fund which  are authorized,

               issued and outstanding,  based upon data  provided to it  by the  Fund.  Price Services shall also  provide the Fund on a

               regular  basis  the   total  number  of  Shares   which  are

               authorized and issued and outstanding.  Price Services shall have no obligation,  when recording the issuance  of Shares,

               to monitor the issuance of such Shares or to take cognizance of any laws relating to the issuance or sale of such Shares.

               11.  Tax Information

                    Prepare  and file with the Internal Revenue Service and

               with other appropriate state agencies and, if required, mail to  investors, those  returns  for  reporting dividends  and distributions paid  as required to  be so filed  and mailed,

               and shall  withhold such sums required to  be withheld under applicable Federal income tax laws, rules,  and regulations.

               Additionally, Price  Services will file  and, as applicable,

               mail  to  investors,  any  appropriate  information  returns required  to be  filed in  connection  with Retirement  Plan

               processing,  such as  1099R, 5498,    as well  as any  other

               appropriate forms that the Fund or Price Services may deem
               necessary.   The  Fund  and Price  Services  shall agree  to

               procedures  to be followed  with respect to  Price Services'

               responsibilities in connection  with compliance with back-up withholding and other tax laws.

               12.  Information to be Furnished to the Fund

                    Furnish to the  Fund such information as may  be agreed

               upon  between  the  Fund and  Price  Services  including any information  that the  Fund  and  Price  Services  agree  is necessary to the daily operations of the business.

               13.  Correspondence

                    Promptly   and   fully   answer   correspondence   from

               shareholders  and  Administrators  relating  to  Shareholder

               Accounts,  Retirement Accounts,  transfer agent  procedures,

               and such  other correspondence as  may from time to  time be

               mutually  agreed  upon  with the  Funds.    Unless otherwise

               instructed, copies of all correspondence will be retained by

               Price  Services  in  accordance  with   applicable  law  and

               procedures.

               14.  Lost or Stolen Securities

                    Pursuant to  Rule 17f-1 of  the '34 Act, report  to the

               Securities  Information  Center  and/or  the  FBI  or  other appropriate  person  on  Form X-17-F-1A  all  lost,  stolen,

               missing  or  counterfeit  securities.    Provide  any  other



















               services
               relating  to lost,  stolen or  missing securities as  may be mutually agreed upon by both parties.

               15.  Telephone Services

                    Maintain a Telephone Servicing Staff of representatives

               ("Representatives")  sufficient  to  timely  respond to  all

               telephonic   inquiries   reasonably    foreseeable.      The

               Representatives  will   also  effect   telephone  purchases,

               redemptions,  exchanges,  and  other  transactions  mutually agreed upon by both parties, for those Shareholders who have authorized  telephone  services. The  Representatives  shall require each Shareholder  effecting a telephone  transaction to properly identify  himself/herself before the transaction is  effected,  in  accordance with  procedures  agreed  upon

               between  by  both  parties.      Procedures  for  processing

               telephone  transactions will be mutually agreed upon by both

               parties.   Price  Services  will  also  be  responsible  for

               providing  Tele*Access, PC*Access and such other Services as

               may  be offered  by  the Funds  from  time to  time.   Price

               Services will maintain a special Shareholder Servicing staff

               to   service    certain   Shareholders    with   substantial



















               relationships with the Funds.

               16.  Collection of Shareholder Fees

                    Calculate  and notify shareholders of any fees owed the

               Fund, its affiliates  or its agents.  Such  fees include the small account fee IRA custodial fee and wire fee.

               17.  Form N-SAR

                    Maintain such records, if any, as shall enable the Fund

               to fulfill the requirements of Form N-SAR.

               18.  Cooperation With Accountants

                    Cooperate   with   each   Fund's   independent   public

               accountants   and   take  all   reasonable  action   in  the

               performance of its obligations under the Agreement to assure that the  necessary information  is made  available to  such accountants  for the expression of their opinion without any

               qualification  as  to  the   scope  of  their   examination,

               including, but  not limited  to, their  opinion included  in each  such Fund's  annual report  on Form  N-SAR and  annual amendment to Form N-1A.

               19.  Blue Sky

                    Provide to the  Fund or its agent, on  a daily, weekly,

               monthly and quarterly basis, and for each state in which the

               Fund's  Shares are sold,  sales reports and  other materials for blue sky compliance purposes  as shall be agreed upon by the parties.

               20.  Other Services

                    Provide such other  services as may be  mutually agreed

               upon between Price Services and the Fund.

               21.  Fees and Out-of-Pocket Expenses

                    Each Fund shall pay to Price Services and/or its agents

               for  its Transfer Agent Services hereunder, fees computed as set forth in Schedule A attached.  Except as provided below,

               Price Services will be responsible for all expenses relating

               to  the providing  of Services.   Each  Fund, however,  will

               reimburse  Price Services  for  the following  out-of-pocket expenses and charges incurred in providing Services:

                    o    Postage.   The  cost of  postage  and freight  for

                         mailing materials  to Shareholders  and Retirement

                         Plan  participants,  or  their  agents,  including

                         overnight  delivery, UPS  and  other express  mail

                         services and special courier services required  to

                         transport  mail between  Price Services  locations

                         and mail processing vendors.

                    o    Proxies.   The cost to mail  proxy cards and other

                         material  supplied to  it by  the  Fund and  costs

                         related to the receipt, examination and tabulation

                         of returned  proxies and the certification  of the

                         vote to the Fund.

                    o    Communications

                         o    Print.  The printed forms used internally and

                              externally for  documentation and  processing

                              Shareholder and Retirement  Plan participant,

                              or  their  agent's  inquiries  and  requests;

                              paper  and  envelope  supplies  for  letters,

                              notices,  and  other  written  communications

                              sent  to  Shareholders  and  Retirement  Plan

                              participants, or their agents.

                         o    Print &  Mail House.    The cost  of internal

                              and  third  party  printing  and  mail  house

                              services,  including  printing  of statements

                              and reports.

                         o    Voice  and  Data.    The  cost  of  equipment

                              (including associated  maintenance), supplies

                              and services  used for  communicating to  and

                              from  the  Shareholders   of  the  Fund   and

                              Retirement   Plan   participants,   or  their

                              agents, the Fund's transfer agent, other Fund

                              offices,  and other agents of either the Fund

                              or  Price  Services.    These  charges  shall

                              include:

                              o    telephone  toll  charges  (both incoming



















                                   and outgoing,  local, long  distance and

                                   mailgrams); and

                              o    data and telephone  lines and associated

                                   equipment such as  modems, multiplexers,

                                   and facsimile equipment.

                         o    Record Retention.   The  cost of  maintenance

                              and  supplies  used to  maintain,  microfilm,

                              copy, record, index, display, retrieve, and

                              store,  in  microfiche   or  microfilm  form,

                              documents and records.

                         o    Disaster  Recovery.   The  cost of  services,

                              equipment,  facilities   and  other   charges

                              necessary  to provide  disaster recovery  for

                              any   and  all   services   listed  in   this

                              Agreement.

               Out-of-pocket  costs will  be billed at  cost to  the Funds.

          Allocation of  monthly costs  among the  Funds will  generally be made based upon the number of Shareholder and Retirement Accounts serviced by Price  Services each month.  Some  invoices for these costs  will contain  costs for  both  the Funds  and other  funds

          serviced by Price Services.   These costs will be allocated based

          on a reasonable allocation methodology.   Where possible, such as



















          in the case of inbound and outbound WATS charges, allocation will be made on the actual distribution or usage.

          C.   Representations and Warranties of Price Services

               Price Services represents and warrants to the Fund that:

               1.   It  is a corporation duly organized and existing and in

               good standing under the laws of Maryland;

               2.   It  is duly  qualified  to  carry  on its  business  in

               Maryland, California and Florida;

               3.   It  is empowered  under  applicable  laws  and  by  its

               charter  and  by-laws   to  enter  into  and   perform  this

               Agreement;

               4.   All  requisite corporate proceedings have been taken to

               authorize it to enter into and perform this Agreement;

               5.   It  is  registered  with the  Securities  and  Exchange

               Commission as  a Transfer Agent  pursuant to Section  17A of the '34 Act; and

               6.   It  has  and  will  continue  to  have  access  to  the

               necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

          D.   Representations and Warranties of the Fund

               The Fund represents and warrants to Price Services that:

               1.   It  is a corporation  or business trust  duly organized



















               and existing and in good standing under the laws of Maryland or Massachusetts, as the case may be;

               2.   It  is empowered  under  applicable  laws  and  by  its

               Articles  of Incorporation or  Declaration of Trust,  as the

               case  may be,  and By-Laws  to enter  into and  perform this

               Agreement;

               3.   All  proceedings   required   by   said   Articles   of

               Incorporation  or Declaration of Trust,  as the case may be,

               and By-Laws  have been taken  to authorize it to  enter into and perform this Agreement;

               4.   It is an  investment company registered under  the Act;

               and

               5.   A registration  statement under  the Securities Act  of

               1933 ("the '33 Act") is currently effective and will  remain effective, and appropriate state securities law filings have been made and will continue to be made, with  respect to all

               Shares of the Fund being offered for sale.

          E.   Standard of Care/Indemnification

               Notwithstanding anything to the contrary in this Agreement:

               1.   Price Services shall not be  liable to any Fund for any

               act or failure to act by it  or its agents or subcontractors on behalf of the Fund in carrying or attempting to carry out the  terms and provisions  of this Agreement  provided Price

               Services has acted  in good faith and  without negligence or

               willful  misconduct   and   selected   and   monitored   the

               performance of its agents and subcontractors with reasonable care.

               2.   The  Fund  shall  indemnify  and  hold  Price  Services

               harmless  from  and  against  all  losses,  costs,  damages,



















               claims, actions and  expenses, including reasonable expenses for  legal counsel,  incurred  by  Price Services  resulting from:  (i) any action or
               omission by Price  Services or its agents  or subcontractors in the  performance of  their duties  hereunder; (ii)  Price

               Services acting  upon instructions  believed by  it to  have been executed by  a duly authorized officer of  the Fund; or

               (iii) Price Services acting upon information provided by the

               Fund in form and under  policies agreed to by Price Services and the  Fund.  Price Services shall not be entitled to such

               indemnification   in  respect   of   actions  or   omissions

               constituting  negligence  or  willful  misconduct  of  Price

               Services  or   where  Price   Services  has  not   exercised

               reasonable care  in selecting or monitoring  the performance of its agents or subcontractors.

               3.   Except  as provided  in Article  L  of this  Agreement,

               Price  Services shall indemnify  and hold harmless  the Fund

               from  all  losses,  costs,  damages,  claims,  actions   and

               expenses, including reasonable  expenses for legal  counsel,

               incurred  by the  Fund  resulting  from  the  negligence  or willful  misconduct of Price  Services or which  result from

               Price  Services'  failure  to exercise  reasonable  care  in selecting or  monitoring the  performance of  its agents  or

               subcontractors.   The  Fund  shall not  be entitled  to such

               indemnification   in   respect  of   actions   or  omissions

               constituting negligence or  willful misconduct of such  Fund or its agents  or subcontractors; unless such  negligence or misconduct is attributable to Price Services.

               4.   In determining Price  Services' liability, an  isolated

               error or omission will normally  not be deemed to constitute negligence when it is determined that:

               o    Price Services had in place "appropriate procedures;"

               o    the employee(s)  responsible for the  error or omission

                    had   been   reasonably   trained   and   were    being

                    appropriately monitored; and

               o    the error  or omission  did not result  from wanton  or

                    reckless conduct on the part of the employee(s).

               It  is understood  that Price Services  is not  obligated to have in place separate procedures  to prevent each and every

               conceivable  type   of  error   or  omission.     The   term

               "appropriate  procedures" shall  mean procedures  reasonably

               designed  to prevent and  detect errors  and omissions.   In

               determining the  reasonableness of  such procedures,  weight will be given to such factors  as are appropriate, including the prior occurrence of any similar errors or omissions when such  procedures were in  place and transfer  agent industry standards in place at the time of the occurrence.

               5.   In the  event  either party  is unable  to perform  its

               obligations under  the terms  of this  Agreement because  of acts of God, strikes  or other causes reasonably  beyond its control, such party  shall not be liable to  the other party for any
               loss,  cost, damage, claim, action or expense resulting from such failure to perform or otherwise from such causes.

               6.   In order that  the indemnification provisions contained

               in this Article E shall apply, upon the assertion of a claim for  which  either party  may be  required to  indemnify the other,  the  party  seeking indemnification  shall  promptly notify the other party of such assertion, and shall keep the

               other  party  advised  with  respect   to  all  developments

               concerning such  claim.   The party who  may be  required to

               indemnify  shall have  the option  to  participate with  the party  seeking indemnification in the defense of such claim,

               or to defend  against said claim in  its own name or  in the name of  the other party.  The party seeking indemnification shall in no case confess any claim or make any compromise in any  case  in which  the  other  party  may be  required  to indemnify it  except with  the other  party's prior  written consent.

               7.   Neither party to this Agreement shall be  liable to the

               other party for consequential damages under any provision of this Agreement.

          F.   Dual Interests

               It  is  understood  that  some  person  or  persons  may  be directors, officers, or shareholders of both the Funds and  Price

          Services (including  Price Services's  affiliates), and  that the existence of
          any  such dual  interest shall  not affect  the validity  of this

          Agreement  or of any  transactions hereunder except  as otherwise provided by a specific provision of applicable law.

          G.   Documentation

               o    As requested by Price Services, the Fund shall promptly

                    furnish to Price Services the following:

                    o    A  certified   copy  of  the   resolution  of  the

                         Directors/Trustees  of  the Fund  authorizing  the

                         appointment  of Price  Services and  the execution

                         and delivery of this Agreement;

                    o    A  copy  of  the   Articles  of  Incorporation  or



















                         Declaration of Trust, as the  case may be, and By-

                         Laws of the Fund and all amendments thereto;

                    o    As   applicable,   specimens  of   all   forms  of

                         outstanding  and new  stock/share certificates  in

                         the    forms   approved    by    the   Board    of

                         Directors/Trustees of the Fund  with a certificate

                         of the Secretary of the Fund as to such approval;

                    o    All account application forms and other  documents

                         relating to Shareholders' accounts;

                    o    An opinion of counsel for the Fund with respect to

                         the  validity of the  stock, the number  of Shares

                         authorized, the status of redeemed Shares, and the

                         number   of  Shares  with   respect  to   which  a

                         Registration Statement  has been filed  and is  in

                         effect; and

                    o    A copy of the Fund's current prospectus.

               The delivery  of any  such document for  the purpose  of any other agreement to which the Fund  and Price Services are or were parties  shall be deemed to be  delivery for the purposes of this

          Agreement.

               o    As  requested by  Price Services,  the  Fund will  also

                    furnish from time to time the following documents:

               o    Each resolution of the  Board of Directors/Trustees  of

                    the Fund authorizing the original issue of its Shares;

               o    Each Registration  Statement filed with  the Securities

                    and  Exchange  Commission  and  amendments  and  orders

                    thereto in  effect with respect  to the sale  of Shares

                    with respect to the Fund;

               o    A  certified copy of each  amendment to the Articles of

                    Incorporation or  Declaration of Trust, and the By-Laws

                    of the Fund;

               o    Certified  copies  of   each  vote  of  the   Board  of

                    Directors/Trustees   authorizing   officers   to   give

                    instructions to the Transfer Agent;

               o    Such other documents or opinions which  Price Services,

                    in  its discretion,  may  reasonably deem  necessary or

                    appropriate  in the  proper performance of  its duties;

                    and

               o    Copies of new prospectuses issued.

               Price  Services  hereby  agrees to  establish  and  maintain facilities and procedures  reasonably acceptable to the  Fund for safekeeping of  stock  certificates, check  forms  and  facsimile signature imprinting devices, if any; and for  the preparation or use,  and for  keeping account  of, such certificates,  forms and devices.

          H.   References to Price Services

               Each Fund agrees  not to circulate any  printed matter which contains  any reference  to  Price  Services  without  the  prior approval  of Price Services, excepting solely such printed matter that  merely identifies Price Services as agent of the Fund.  The

          Fund  will  submit  printed matter  requiring  approval  to Price

          Services  in draft form,  allowing sufficient time  for review by

          Price Services  and its legal  counsel prior to any  deadline for printing.

          I.   Compliance With Governmental Rules and Regulations

               Except as otherwise provided in the Agreement and except for the  accuracy  of  information  furnished to  the  Fund  by Price

          Services,   each  Fund  assumes   full  responsibility   for  the

          preparation, contents  and distribution of  its prospectuses  and compliance with all  applicable requirements of the Act,  the '34

          Act,  the '33 Act,  and any other laws,  rules and regulations of governmental  authorities  having  jurisdiction  over  the  Fund.

          Price Services shall be responsible  for complying with all laws,

          rules  and   regulations  of   governmental  authorities   having

          jurisdiction over transfer agents and their activities.

          J.   Ownership of Software and Related Material

               All computer  programs, magnetic  tapes, written  procedures and similar items  purchased and/or developed  and used by  Price

          Services in performance of the Agreement shall be the property of

          Price Services and will not become the property of the Fund.

          K.   Quality Service Standards

               Price Services and the Fund  may from time to time agree  to certain  quality service  standards, as  well  as incentives  and penalties with respect to Price Services' hereunder.

          L.   As Of Transactions

               For purposes of this Article L, the term "Transaction" shall mean any single or "related transaction" (as defined below)
          involving  the  purchase  or   redemption  of  Shares  (including

          exchanges) that is processed at a time other than the time of the computation of the Fund's net asset value per Share next computed after receipt  of any such  transaction order by  Price Services.

          If more than one Transaction ("Related  Transaction") in the Fund is caused  by or occurs as a result of  the same act or omission,

          such  transactions shall be aggregated with other transactions in the Fund and be considered as one Transaction.

               o    Reporting

                    Price Services shall:

                    1.   Utilize a system to identify all Transactions, and

                    shall  compute the net effect of such Transactions upon

                    the Fund on a daily, monthly and rolling 365 day basis.

                    The monthly and  rolling 365 day periods  are hereafter

                    referred to as "Cumulative".

                    2.   Supply to the Fund, from  time to time as mutually

                    agreed upon, a report summarizing  the Transactions and

                    the  daily   and   Cumulative  net   effects  of   such

                    Transactions both  in terms of  aggregate dilution  and

                    loss  ("Dilution")  or   gain  and  negative   dilution

                    ("Gain") experienced by  the Fund, and the  impact such

                    Gain or  Dilution has  had upon  the  Fund's net  asset

                    value per Share.

                    3.   With  respect  to  any  Transaction  which  causes

                    Dilution  to the Fund  of $25,000 or  more, immediately

                    provide  the  Fund:   (i)  a  report  identifying   the

                    Transaction and the Dilution resulting therefrom,  (ii)

                    the reason such Transaction was processed as  described

                    above,  and (iii) the action that Price Services has or

                    intends to take to prevent  the reoccurrence of such as

                    of processing ("Report").

               o    Liability

                    1.   It will be the normal practice of the Funds not to

                    hold   Price  Services  liable   with  respect  to  any

                    Transaction which causes Dilution to any single Fund of

                    less than  $25,000.    Price  Services  will,  however,

                    closely  monitor for each Fund the daily and Cumulative

                    Gain/Dilution which  is caused by Transactions  of less

                    than $25,000.  When the Cumulative Dilution to any Fund

                    exceeds  3/10 of  1%  per  share,  Price  Services,  in

                    consultation  with  counsel  to  the  Fund,  will  make

                    appropriate inquiry to determine whether it should take

                    any remedial action.  Price Services will report to the

                    Board of Directors/Trustees of  the Fund ("Board")  any

                    action it has taken.

                    2.   Where  a transaction  causes  dilution  to a  Fund

                    greater   than   $25,000   and   less   than   $100,000

                    ("Significant Transaction"), Price Services will review

                    with Counsel to the Fund the  circumstances surrounding

                    the  underlying  transaction to  determine  whether the

                    transaction was caused by or  occurred as a result of a

                    negligent act or omission by  Price Services.  If it is

                    determined  that  the  dilution  is  the  result  of  a

                    negligent action  or omission by Price  Services, Price

                    Services  and  outside   counsel  for  the  Fund   will

                    negotiate   settlement.       All    such   Significant

                    Transactions will be reported to the Audit Committee at

                    its  annual   meeting  (unless  the   settlement  fully

                    compensates the Fund  for any dilution).   Any "as  of"

                    transaction, however, causing dilution in excess of the

                    lesser  of  $100,000  or  a penny  per  share  will  be

                    promptly reported to the Board and resolved at the next

                    scheduled  Board   Meeting.  Settlement  for   "as  of"

                    transactions causing dilution of $100,000 or more  will

                    not be entered  into until approved by the  Board.  The

                    factors  the Board  would be  expected  to consider  in

                    making any determination regarding  the settlement of a

                    Significant  Transaction  would  include   but  not  be



















                    limited to:

                    o    Procedures and controls adopted by Price  Services

                         to prevent "As Of" processing;

                    o    Whether  such procedures  and controls  were being

                         followed  at   the   time   of   the   Significant

                         Transaction;

                    o    The   absolute   and   relative  volume   of   all

                         transactions processed  by Price  Services on  the

                         day of the Significant Transaction;

                    o    The  number  of  Transactions processed  by  Price

                         Services during  prior relevant  periods, and  the

                         net   Dilution/Gain  as  a   result  of  all  such

                         transactions  to the Fund  and to all  other Price

                         Funds;

                    o    The   prior   response   of   Price  Services   to

                         recommendations  made   by  the   Funds  regarding

                         improvement  to  the  Transfer  Agent's  "As   Of"

                         Processing Procedures.

               3.   In determining  Price Services' liability  with respect

                    to  a Significant  Transaction,  an isolated  error  or

                    omission  will  normally not  be  deemed to  constitute

                    negligence when it is determined that:

                    o    Price   Services   had   in   place   "appropriate

                         procedures".

                    o    the  employee(s)  responsible  for  the  error  or

                         omission  had  been  reasonably  trained and  were

                         being appropriately monitored; and

                    o    the error or  omission did not result  from wanton

                         or   reckless  conduct   on   the  part   of   the

                         employee(s).

                    It is understood  that Price Services is  not obligated

                    to  have in place  separate procedures to  prevent each

                    and every conceivable  type of error or  omission.  The

                    term  "appropriate  procedures" shall  mean  procedures

                    reasonably  designed to prevent  and detect  errors and

                    omissions.   In determining the  reasonableness of such

                    procedures, weight will be given to such factors as are

                    appropriate,  including  the  prior  occurrence of  any

                    similar errors  or omissions when such  procedures were

                    in place and transfer agent industry standards in place

                    at the time of the occurrence.

          M.   Term and Termination of Agreement

          o    This Agreement shall run  for a period of one  (1) year from the date first  written above and will be  renewed from year to  year thereafter  unless terminated  by  either party  as provided hereunder.

          o    This Agreement  may  be  terminated  by the  Fund  upon  one hundred twenty (120) days' written notice to Price Services;

               and by Price  Services, upon three hundred  sixty-five (365)

               days' writing notice to the Fund.

          o    Upon  termination  hereof,  the  Fund  shall  pay  to  Price

               Services  such compensation as may be due  as of the date of such termination, and shall  likewise reimburse for  out-of-

               pocket expenses related to its services hereunder.

          N.   Notice

               Any   notice  as  required   by  this  Agreement   shall  be

          sufficiently given (i)  when sent to an authorized  person of the other party at  the address of such  party set forth above  or at such other address as such party may from time to time specify in writing to the other party; or  (ii) as otherwise agreed upon  by appropriate officers of the parties hereto.

          O.   Assignment

               Neither  this  Agreement  nor  any   rights  or  obligations

          hereunder may be assigned either voluntarily or involuntarily, by operation of law or otherwise,  by either party without the prior written  consent  of the  other  party, provided  this  shall not

          preclude   Price  Services   from  employing   such   agents  and

          subcontractors  as  it   deems  appropriate  to  carry   out  its

          obligations set forth hereunder.

          P.   Amendment/Interpretive Provisions

               The  parties  by  mutual written  agreement  may  amend this

          Agreement  at any  time.   In  addition, in  connection with  the

          operation of  this Agreement,  Price Services  and  the Fund  may agree from time to time on such provisions interpretive of or  in addition  to the  provisions of  this Agreement  as may  in their joint  opinion  be consistent  with  the  general tenor  of  this

          Agreement.  Any such interpretive or additional provisions are to be  signed  by  all  parties  and annexed  hereto,  but  no  such provision shall contravene any applicable Federal or state law or regulation and no such interpretive or additional provision shall be deemed to be an amendment of this Agreement.

          Q.   Further Assurances

               Each party agrees to  perform such further acts  and execute such  further  documents  as  are  necessary  to  effectuate  the purposes hereof.

          R.   Maryland Law to Apply

               This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of Maryland.

          S.   Merger of Agreement

               This  Agreement,  including   the  attached  Appendices  and

          Schedules  supersedes any  prior agreement  with  respect to  the subject hereof, whether oral or written.

          T.   Counterparts

               This Agreement may be executed  by the parties hereto on any number  of counterparts,  and  all  of  said  counterparts  taken

          together  shall   be  deemed  to  constitute  one  and  the  same

          instruments.

          U.   The Parties

               All references herein to "the Fund" are to each of the Funds listed  on Appendix A  individually, as  if  this Agreement  were between such individual Fund and Price  Services.  In the case of a series Fund or trust, all  references to "the Fund" are to  the individual series  or portfolio of such Fund or trust, or to such

          Fund or trust on behalf of the individual series or portfolio, as

          appropriate.   The "Fund" also  includes any T. Rowe  Price Funds

          which may be established  after the execution of  this Agreement.

          Any reference in this Agreement to "the parties" shall mean Price

          Services and  such other individual  Fund as to which  the matter pertains.

          V.   Directors,  Trustees  and   Shareholders  and  Massachusetts

          Business Trust

               It  is understood and  is expressly stipulated  that neither the  holders of Shares in the  Fund nor any Directors or Trustees of the Fund shall be personally liable hereunder.

                With respect to any Fund which is a party to this Agreement and which  is organized  as a  Massachusetts business trust,  the term "Fund" means  and refers to the  trustees from time  to time serving under  the  applicable trust  agreement  (Declaration  of

          Trust) of such  Trust as  the same  may be amended  from time  to time.  It is  expressly agreed that the  obligations of any  such

          Trust hereunder  shall not be  binding upon any of  the trustees,

          shareholders,  nominees, officers,  agents  or  employees of  the

          Trust, personally, but bind only the trust property of the Trust,

          as  provided in  the  Declaration of  Trust  of the  Trust.   The

          execution  and delivery of this  Agreement has been authorized by the trustees  and signed by  an authorized officer of  the Trust,

          acting as such, and  neither such authorization by such  Trustees nor such execution  and delivery by such officer  shall be deemed to  have been made by any of them,  but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

          W.   Captions

               The captions in  the Agreement are included  for convenience of reference  only  and in  no way  define or  limit  any of  the provisions hereof  or  otherwise  affect  their  construction  or effect.

               IN  WITNESS WHEREOF,  the parties  hereto  have caused  this

          Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers.


          T. ROWE PRICE SERVICES, INC.      T. ROWE PRICE FUNDS

              /s/James S. Riepe             /s/Carmen F. Deyesu
          BY: ________________________  BY: ________________________


          DATED: _____________________  DATED: _____________________


















































          PAGE 48
                                      APPENDIX A

          T. ROWE PRICE BALANCED FUND, INC.

          T. ROWE PRICE BLUE CHIP GROWTH FUND

          T. ROWE PRICE CALIFORNIA TAX-FREE
            INCOME TRUST
          California Tax-Free Bond Fund
          California Tax-Free Money Fund

          T. ROWE PRICE CAPITAL APPRECIATION FUND

          T. ROWE PRICE CAPITAL OPPORTUNITY FUND, INC.

          T. ROWE PRICE CORPORATE INCOME FUND, INC.

          T. ROWE PRICE DIVIDEND GROWTH FUND,  INC.

          T. ROWE PRICE EQUITY INCOME FUND

          T. ROWE PRICE EQUITY SERIES, INC.
          T. Rowe Price Equity Income Portfolio
          T. Rowe Price New America Growth Portfolio
          T. Rowe Price Personal Strategy Balanced Portfolio
          T. Rowe Price Mid-Cap Growth Portfolio

          T. ROWE PRICE FINANCIAL SERVICES FUND, INC.

          T. ROWE PRICE FIXED INCOME SERIES, INC.
          T. Rowe Price Limited-Term Bond Portfolio
          T. Rowe Price Prime Reserve Portfolio

          T. ROWE PRICE GNMA FUND

          T. ROWE PRICE GROWTH & INCOME FUND, INC.

          T. ROWE PRICE GROWTH STOCK FUND, INC.

          T. ROWE PRICE HEALTH SCIENCES FUND, INC.

          T. ROWE PRICE HIGH YIELD FUND, INC.

          T. ROWE PRICE INDEX TRUST, INC.
          T. Rowe Price Equity Index Fund




















          PAGE 49
          INSTITUTIONAL EQUITY FUNDS, INC.
          Mid-Cap Equity Growth Fund

          INSTITUTIONAL INTERNATIONAL FUNDS, INC.
          Foreign Equity Fund

          T. ROWE PRICE INTERNATIONAL FUNDS, INC.
          T. Rowe Price International Bond Fund
          T. Rowe Price International Discovery Fund
          T. Rowe Price International Stock Fund
          T. Rowe Price European Stock Fund
          T. Rowe Price New Asia Fund
          T. Rowe Price Global Government Bond Fund
          T. Rowe Price Japan Fund
          T. Rowe Price Latin America Fund
          T. Rowe Price Emerging Markets Bond Fund
          T. Rowe Price Emerging Markets Stock Fund
          T. Rowe Price Global Stock Fund

          T. ROWE PRICE INTERNATIONAL SERIES, INC.
          T. Rowe Price International Stock Portfolio

          T. ROWE PRICE MID-CAP GROWTH FUND, INC.

          T. ROWE PRICE MID-CAP VALUE FUND, INC.

          T. ROWE PRICE NEW AMERICA GROWTH FUND

          T. ROWE PRICE NEW ERA FUND, INC.

          T. ROWE PRICE NEW HORIZONS FUNDS, INC.

          T. ROWE PRICE NEW INCOME FUND, INC.

          T. ROWE PRICE OTC FUND, INC.
          T. Rowe Price OTC Fund

          T. ROWE PRICE PERSONAL STRATEGY FUNDS, INC.
          T. Rowe Price Personal Strategy Balanced Fund
          T. Rowe Price Personal Strategy Growth Fund
          T. Rowe Price Personal Strategy Income Fund

          T. ROWE PRICE PRIME RESERVE FUND, INC.

          T. ROWE PRICE SCIENCE & TECHNOLOGY FUND, INC.

          T. ROWE PRICE SHORT-TERM BOND FUND, INC.


















          PAGE 50
          T. ROWE PRICE SHORT-TERM U.S. GOVERNMENT FUND, INC.

          T. ROWE PRICE SMALL-CAP VALUE FUND, INC.

          T. ROWE PRICE SPECTRUM FUND, INC.
          Spectrum Growth Fund
          Spectrum Income Fund
          Spectrum International Fund

          T. ROWE PRICE STATE TAX-FREE INCOME TRUST
          Maryland Tax-Free Bond Fund
          Maryland Short-Term Tax-Free Bond Fund
          New York Tax-Free Bond Fund
          New York Tax-Free Money Fund
          New Jersey Tax-Free Bond Fund
          Virginia Tax-Free Bond Fund
          Virginia Short-Term Tax-Free Bond Fund
          Florida Insured Intermediate Tax-Free Fund
          Georgia Tax-Free Bond Fund

          T. ROWE PRICE TAX-EXEMPT MONEY FUND, INC.

          T. ROWE PRICE TAX-FREE HIGH YIELD FUND, INC.

          T. ROWE PRICE TAX-FREE INCOME FUND, INC.

          T. ROWE PRICE TAX-FREE SHORT-INTERMEDIATE FUND, INC.

          T. ROWE PRICE TAX-FREE INSURED INTERMEDIATE BOND FUND, INC.

          T. ROWE PRICE U.S. TREASURY FUNDS, INC.
          U.S. Treasury Intermediate Fund
          U.S. Treasury Long-Term Fund
          U.S. Treasury Money Fund

          T. ROWE PRICE SUMMIT FUNDS, INC. on behalf of the:
          T. Rowe Price Summit Cash Reserves Fund
          T. Rowe Price Summit Limited-Term Bond Fund
          T. Rowe Price Summit GNMA Fund

          T. ROWE PRICE SUMMIT MUNICIPAL FUNDS, INC. on behalf of the:
          T. Rowe Price Summit Municipal Money Market Fund
          T. Rowe Price Summit Municipal Intermediate Fund
          T. Rowe Price Summit Municipal Income Fund

          T. ROWE PRICE VALUE FUND, INC.